UNITED-GUARDIAN, INC.
230 Marcus Boulevard   • P. O. Box 18050 • Hauppauge, NY  11788 • (631) 273-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_______________________

To Be Held May 13, 2009
_________________________

To the Stockholders of
UNITED-GUARDIAN, INC.:

You are hereby notified that the annual meeting of the stockholders of UNITED-GUARDIAN, INC., a Delaware corporation (the "Company"), will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 on Wednesday, May 13, 2009 at 10:00 A.M. local time, for the following purposes:

     1.   To  elect  eight  (8)  directors  to  serve  until  the  next annual meeting of the stockholders and until their      respective successors are elected and qualified;

     2.   To ratify the selection by the Company of  Eisner LLP as its  independent  registered  public accounting firm for the fiscal year ending December 31, 2009; and

     3.   To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 27, 2009 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors
Robert S. Rubinger, Secretary
Dated: April 13, 2009

RETURN OF PROXIES
Whether or not you plan to attend, it is important that your shares be represented and voted at the annual meeting. To ensure your representation at the annual meeting, a proxy card and business reply envelopes are enclosed for your use. We urge each stockholder to vote promptly by signing and returning his or her proxy card, regardless of the number of shares held.  The giving of a proxy will not affect your right to vote in person if you attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 13, 2009 - - You can view the Annual Report and Proxy Statement on the Internet at::
www.u-g.com/corporate/investor_relations.html

UNITED-GUARDIAN, INC.
230 Marcus Boulevard • P.O. Box 18050 • Hauppauge, NY  11788 • (631) 273-0900

Proxy Statement

The enclosed proxy is solicited by the Board of Directors of UNITED-GUARDIAN, INC. (the "Company")  for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time, on  Wednesday,  May 13, 2009,  at the  Sheraton  Long Island Hotel,  110 Vanderbilt  Motor Parkway,  Smithtown,  NY 11788, and at any adjournments thereof. A proxy granted hereunder is revocable at any time before it is voted by (a) a duly executed proxy bearing a later date, (b) written notice to the Secretary of the Company  received by the Company at any time before such proxy is voted at the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person.

It is anticipated that the mailing of this Proxy Statement and the accompanying Proxy to stockholders will commence on or about April 13, 2009.

SOLICITATION OF PROXIES

The persons named as proxies are Kenneth H. Globus and Robert S. Rubinger.

All shares represented by properly executed, unrevoked proxies received in proper form and in time for use at the Annual Meeting will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the nominees to the Board of Directors listed in this Proxy Statement and in favor of the ratification of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement, proxy card and any other materials enclosed, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company may solicit proxies by telephone, facsimile, or personal interview. They will not receive additional compensation for their effort. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons, and will reimburse such persons for their expenses in forwarding soliciting material. The Company does not anticipate paying any compensation to any other party for the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Outstanding Shares and Voting Rights

Only holders of record of the Company's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 27, 2009, will be entitled to notice of and to vote at the Annual Meeting. On March 27, 2009, there were 4,946,439 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote at the Annual Meeting, which vote may be given in person or by proxy. There are no cumulative voting rights.

The eight (8) nominees for director receiving the greatest number of votes cast by the holders of Common Stock will be elected directors.

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and eligible to vote at the Annual Meeting is necessary for the approval of the proposal to ratify the selection by the Company of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

Under Delaware law, shares as to which a stockholder abstains or withholds authority to vote and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") will be treated as present at the Annual Meeting for the purposes of determining a quorum. Proxies marked "Withhold Authority" with respect to the election of one or more directors will not be counted in determining who the eight persons are who received the greatest number of votes in the election of directors. Proxies marked "Abstain" with respect to the ratification of the selection of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009, will have the effect of a vote against ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED FOR ELECTION AS DIRECTORS. IF NO DIRECTION IS GIVEN IN A PROXY, SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED.

Security Ownership of Certain Beneficial Owners

The following table sets forth the shares of the Company's Common Stock, par value $.10 per share (the only class of stock issued and outstanding), owned beneficially by each person who, as of March 2, 2009, is known by the Company to have owned beneficially more than 5% of the outstanding Common Stock. Regarding the shares referenced in footnotes (1) and (2) below, the beneficial owners have both sole voting power and sole investment power, except for those shares held by their respective spouses as noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Dr. Alfred R. Globus 26-53 210th Street Bayside, NY 11360	1,202,484	(1)	24.3%
Kenneth H. Globus 19 McCulloch Dr. Dix Hills, NY 11746	876,553	(2)	17.7%
Dr. Betsee Parker P.O. Box 2198 Middleburg, VA 20118	556,339	(3)	11.2%

(1)
Includes 1,151,240 shares held directly and 51,244 shares held beneficially as follows: 14,966 shares owned by the Foundation for Science and Theology Inc. of which Dr. Globus is President and Director; 35,500 shares held by his wife; 658 shares controlled as Executor of the estate of Florence Globus; and 120 shares held as legal guardian for his son.

(2)	Includes 533,053 shares held directly and 343,500 shares held beneficially as follows: 266,500 as Trustee; and 77,000 held by his wife.

(3)
These shares were formerly owned by her deceased husband, Mr. Irwin Uran.  Since Mr. Uran’s death in June 2007, the Company has been advised by his widow, Dr. Betsee Parker, that she is the beneficial owner of such shares and that she has sole voting and investment power over those shares.

Security Ownership of Management

The following information is furnished with respect to ownership of shares of Common Stock, par value $.10 per share, as of March 2, 2009, by each named executive officer, each Director and by all Directors and Officers of the Company as a group (12 persons). Regarding the shares referenced in footnotes (1) and (2) below, the beneficial owners have both sole voting power and sole investment power, except for those shares held by their respective spouses as noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Dr. Alfred R. Globus	1,202,484	(1)	24.3%
Henry P. Globus	1,140		*
Robert S. Rubinger	5,137		*
Kenneth H. Globus	876,553	(2)	17.7%
Lawrence F. Maietta	4,000		*
Arthur M. Dresner	11,000		*
Andrew A. Boccone	0		*
Christopher W. Nolan, Sr.	0		*

All Officers and Directors as a group (12 persons)	2,120,432	(1) (2)	42.9%

*	Less than one percent (1%)

(1)
Includes 1,151,240 shares held directly and 51,244 shares held beneficially as follows: 14,966 shares owned by the Foundation for Science and Theology Inc. of which Dr. Globus is President and Director; 35,500 shares held by his wife; 658 shares controlled as Executor of the estate of Florence Globus; and 120 shares held as legal guardian for his son.

(2)	Includes 533,053 shares held directly and 343,500 shares held beneficially as follows: 266,500 as Trustee; and 77,000 shares held by his wife.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2004 Stock Option Plan	0	0	500,000
Equity compensation plans not approved by security holders
None	0	0	0
Total	0	0	500,000

DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election as Directors

Eight directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Set forth in the table below are the names of all persons nominated for election as directors by a majority of the Company’s independent directors, the principal occupation or employment of each nominee for at least the past five years, his present positions with the Company, and the year he was first elected a director.

Name and Position with the Company	Age	Principal Occupation During the Past Five Years	Year First Elected a Director

Dr. Alfred R. Globus Chairman of the Board of Directors and Director of Research	88	Chairman of the Board and Director of Research of the Company since 1942. From 1988 to December 2006 Chief Executive Officer of the Company, and from 1942 to 1988 President of the Company.	1942
Henry P. Globus Director	86	From July 1988 to date, business consultant to the Company. For more than 5 years prior thereto, Executive Vice President of the Company.	1947
Robert S. Rubinger Executive Vice President, Secretary, Chief Financial Officer and Director	66	From July 1988 to date, Executive Vice President and Secretary of the Company. Treasurer of the Company from May 1994 to May 2004, and Chief Financial Officer of the Company from December 2006 to date.	1982
Kenneth H. Globus President, General Counsel and Director	57	From July 1988 to date, President and General Counsel of the Company. Chief Financial Officer of the Company from November 1997 to December 2006.	1984
Lawrence F. Maietta Director	51	Partner in the accounting firm of Bonamassa, Maietta & Cartelli, LLP, Brooklyn, NY, since October 1991. Controller of the Company from October 1991 to November 1997.	1994
Arthur M. Dresner Director	67	Counsel to the law firm of Duane Morris LLP, New York, NY, since August 2007. From 1998 to 2007 partner and previously “Of Counsel” to the law firm of Reed Smith, LLP, New York, NY (and its predecessor McAulay, Nissen, Goldberg & Kiel LLP). For more than five years prior thereto, Vice President in corporate development and general management of International Specialty Products, Inc., Wayne, NJ.	1997
Andrew A. Boccone Director	63	Independent business consultant since 2001. From 1990 until 2001, President of Kline & Company, Inc., Little Falls, NJ, an international business consulting and market research firm.	2002
Christopher W. Nolan, Sr. Director	44	Managing Director since March 2006 and Executive Director from 2002 to 2006 in Mergers and Acquisitions (M&A) for Rabobank International (and a subsidiary), New York, NY. From 2000 to 2002 V.P. in M&A for Deutsche Bank Securities, Inc., New York, NY. From 1992 to 2000, V.P., Corporate Development and Investor Relations of International Specialty Products, Inc., Wayne, NJ. Since June 2007, a Director and Audit Committee member of Escala Group, Inc., Bethel, CT, a publicly traded global collectibles network.	2005

Dr. Alfred R. Globus and Henry P. Globus are brothers. Kenneth H. Globus is the son of Henry P. Globus and the nephew of Dr. Alfred R. Globus. There are no other family relationships between any Director and Officer of the Company.

Executive Officers and Significant Employees

Name and Position with the Company	Age	Principal Occupation During the Past Five Years

Dr. Alfred R. Globus Chairman of the Board of Directors and Director of Research	88	From 1942 to date, Chairman of the Board and Director of Research of the Company. From 1988 to December 2006, Chief Executive Officer of the Company, and from 1942 to 1988 President of the Company.
Kenneth H. Globus President, General Counsel and Director	57	From July 1988 to date, President and General Counsel of the Company. Chief Financial Officer of the Company from November 1997 to December 2006.
Robert S. Rubinger Executive Vice President, Secretary, Chief Financial Officer and Director	66	From July 1988 to date, Executive Vice President and Secretary of the Company. Treasurer of the Company from May 1994 to May 2004. Chief Financial Officer of the Company from December 2006 to date.
Charles W. Castanza Senior Vice President	76
From March 2000 to date, Senior Vice President of the Company. For more than 5 years prior thereto, Vice President and Operations Manager of Chemicals & Pharmaceuticals of the Company. A director of the Company from 1982 to 2006.

Joseph J. Vernice Vice President	51	From February 1995 to date, Vice President of the Company. Since 1988 Manager of Research & Development of the Company and since 1991 Director of Technical Services of the Company.
Peter A. Hiltunen Vice President	50	From July 2002 to date, Vice President of the Company. Since 1982 Production Manager of the Company.
Cecile M. Brophy Controller	60	From May 2004 to date, Treasurer of the Company. From November 1997 to date, Controller of the Company. From May 1994 until November 1997, Accounting Manager of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on (i) a review of copies of Forms 3, 4, and 5 and any amendments thereto furnished to the Company during and with respect to the fiscal year ended December 31, 2008 and (ii) any written representations signed by reporting persons that no Form 5 is required, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis during and with respect to the fiscal year ended December 31, 2008.

Directors Meetings

During the fiscal year ended December 31, 2008, the Board of Directors held four meetings. All Directors attended all four meetings.

The Board of Directors has a separately-designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, to oversee the accounting and financial reporting processes of the Company and to meet and review with the Company's independent auditors the plan, scope and results of its audits. Members of the Audit Committee are Messrs. Arthur M. Dresner, the Chairman, Andrew A. Boccone, and Christopher W. Nolan, Sr. All of the Audit Committee members are independent as that term is defined in the listing standards of both the American Stock Exchange (“AMEX”), the Company’s stock exchange until March 13, 2009, and The NASDAQ Stock Market LLC (“NASDAQ”), the Company’s stock exchange since March 16, 2009. Under both AMEX and NASDAQ rules, the Board of Directors is required to make certain findings about the independence and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under AMEX and NASDAQ rules, the Board also considered the requirements of Section 10A(m)(3) and Rule 10a-3 under the Securities Exchange Act of 1934. As a result of its review, the Board determined that the Audit Committee does not have a financial expert.  However, Christopher W. Nolan, Sr., is considered “financially sophisticated” as that term is defined by both AMEX and NASDAQ, and Lawrence F. Maietta, a Certified Public Accountant and former member of the Audit Committee, acts as an advisor to the Audit Committee. Mr. Maietta would not be deemed independent for purposes of membership on the Audit Committee. The reason for the absence of a financial expert is that the Board of Directors determined that the expense involved did not justify recruiting one, considering Mr. Maietta's presence as an advisor and Mr. Nolan’s “financially sophisticated” status. There were four meetings of the Audit Committee during the fiscal year ended December 31, 2008. All members attended all four meetings. A copy of the Audit Committee Charter is available on the Company's website at www.u-g.com/corporate.

During the fiscal year ended December 31, 2008, the independent directors of the Company, Messrs. Lawrence F. Maietta, Arthur M. Dresner, Andrew A. Boccone, and Christopher W. Nolan, Sr., held one meeting in executive session without the presence of non-independent directors and management in accordance with Section 802(b) of the AMEX Company Guide. All of the independent directors were present at the meeting. No fee was paid to such directors for this meeting.

The Board of Directors has a Stock Option Committee which considers proposals to grant options under the 2004 Stock Option Plan.  The committee consists of two directors. There were no Stock Option Committee meetings during the fiscal year ended December 31, 2008.

The Board of Directors has a Compensation Committee which was formed in 1999 for the purpose of recommending to the Board the compensation of corporate officers and key employees for the ensuing year. Members of the Compensation Committee are Messrs. Lawrence F. Maietta, Arthur M. Dresner, and Andrew A. Boccone. Kenneth H. Globus acts as advisor to the Committee representing management. The Committee held one meeting in 2008. The Compensation Committee does not have a charter.

The Compensation Committee targets a total dollar amount to be allocated in the form of bonuses to all employees for the year, based upon performance reviews. It also sets the specific bonus to be paid to each officer and key employee. These bonuses are not added to the salary of each employee. They are paid as a one-time cash bonus in July of each year. In addition, the Committee recommends the amount of any cost of living increase for all employees based upon U.S. Department of Labor statistics for the prior year.

The Compensation Committee does not set compensation of Directors. Instead, the full Board of Directors acts on recommendations made by the independent directors. In its review of compensation of Directors, the Board considers various factors, such as compensation of Directors in other public companies of a similar size, the time spent by Board and Committee members in their service to the Company, and recent changes that may result in an increase or decrease in the responsibilities or time commitment of a Board and Committee member.

The Board does not have a Nominating Committee. The full Board of Directors fulfills the role of a nominating committee. Final selections are made by a majority of the independent directors. Dr. Alfred R. Globus, Kenneth H. Globus, Robert S. Rubinger, and Henry P. Globus are not independent as that term is defined by the listing standards of NASDAQ. It is the position of the Board that it is appropriate for the Company not to have a separate nominating committee because the size, composition and collective independence of the Board enables it to adequately fulfill the functions of a standing committee. NASDAQ does not require the Company to have a separate nominating committee but does require that Board nominees be selected by either a nominating committee composed solely of independent directors or by a majority of the independent directors.

The Board identifies director candidates through a combination of referrals, including by management, existing Board members, and stockholders. Once a candidate has been identified, the Board reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the independent directors believe it to be appropriate, such directors may meet with the proposed nominee before making a final determination on whether to include the proposed nominee as a member of management's slate of director nominees submitted to the stockholders for election to the Board. The Board will evaluate stockholder-nominated candidates under the same criteria as director-nominated candidates. Stockholders wishing to refer director candidates to the Board should do so in writing and they should be delivered to the Board c/o Corporate Secretary, United-Guardian, Inc., P.O. Box 18050, Hauppauge, NY 11788. The Board of Directors has adopted a corporate resolution with regard to the nominating process as discussed above. The Board has no charter for the nominating process.

In 2008 all eight Directors attended the Annual Meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors:  Arthur M. Dresner, Andrew A. Boccone, and Christopher W. Nolan, Sr. All of the Audit Committee members are independent as that term is defined in the listing standards of NASDAQ.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial report, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2008, with Company management and Eisner LLP ("Eisner"), the independent auditors. The Audit Committee received the written disclosures and the letter from Eisner required by applicable requirements of the Public Company Accounting Oversight Board regarding Eisner’s communications with the Audit Committee concerning independence, and discussed with Eisner any relationships which might impair that firm's independence from management and the Company and satisfied itself as to the auditors' independence. The Audit Committee reviewed and discussed with Eisner all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors  that the Company's audited consolidated financial statements for the year ended December 31,

2008, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

/s/ Arthur M. Dresner	/s/ Andrew A. Boccone	/s/ Christopher W. Nolan, Sr.

     The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed "filed" with the Securities and Exchange Commission, incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (except to the extent the Company specifically incorporates this Report by reference therein) or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table

Executive Officers

     The following table sets forth for the years ended December 31, 2007 and December 31, 2008 certain information concerning the compensation awarded to, earned by or paid to the Company's principal executive officer and two most highly compensated executive officers other than the principal executive officer:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensa-tion earnings ($)	All other compen-sation* ($)	Total ($)
Alfred R. Globus. Chairman of the Board	2007	150,068	8,000	-	-	-	-	-	158,068
	2008	154,109	10,000	-	-	-	-	-	164,109
Kenneth H. Globus, President (Principal Executive Officer)	2007	225,297	58,000	-	-	-	-	6,897*	290,194
	2008	240,989	75,000	-	-	-	-	10,402*	326,391
Robert S. Rubinger, Executive Vice President and Chief Financial Officer	2007	156,609	14,000	-	-	-	-	4,980*	175,589
	2008	159,410	18,200	-	-	-	-	6,965*	184,575

*
In 2007 under its 401(k) Plan for all of its employees, the Company made a contribution of up to 3% of each employee's pay for an employee's elective deferral of 6% of pay. In 2008 the Company made a contribution of up to 4% of each employee’s pay for an employee’s elective deferral of 4% of pay. These amounts represent the Company's contribution for the year.

Pension Plan

The Company previously sponsored a defined benefit pension plan (the “Plan”) for all of its full time employees. The Plan provided for a maximum benefit at age 65 based on 1% of pay (the 5 consecutive years in the last ten years of service which give the highest average pay) times years of service to a maximum of 30% of pay for 30 years of service. Vesting began at 20% after 3 years of service and increased 20% per year to 100% vesting after 7 years of service. On December 31, 2007, the Company curtailed the Plan, thereby stopping any benefits from accruing beyond that date. The Company initiated the termination process for the Plan in November 2008 and expects IRS approval within the next year. The  Plan has been replaced by a qualified retirement plan that supplements the existing 401(K) plan with additional Company contributions and adds a discretionary Company contribution to each employee's account based on a formula.

AII of the persons named in the Summary Compensation Table above participated in the Plan and are 100% vested. Kenneth H. Globus has over 24 years of credited service and Alfred R. Globus and Robert S. Rubinger each have over 30 years of credited service (the maximum under the Plan). Alfred R. Globus and Robert S. Rubinger are both over age 65 and have received their primary benefit under the Plan. Under the Plan employees accrued additional benefits during their employment after age 65 until December 31, 2007, when the Plan was curtailed and all benefits stopped accruing.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2008, there were no outstanding equity awards held by the persons named in the Summary Compensation Table above.

Director Compensation

Effective October 1, 2006, the Board of Directors adopted revised director fees. Directors who are not employees of the Company each receive an annual retainer of $8,000 (paid quarterly) and a fee of $1,500 for each meeting attended. Directors who are employees of the Company receive no separate compensation for their service as directors. Audit Committee members and Mr. Lawrence F. Maietta, as an advisor to the Committee, each receive a fee of $1,250 for the Annual Committee Meeting and $750 for each quarterly meeting. The Audit Committee Chairman, Mr. Arthur M. Dresner, receives an additional $1,250 for the Annual Committee Meeting and an additional $750 for each quarterly meeting. The Committee Secretary, Mr. Andrew A. Boccone, receives an additional $250 for each meeting. Compensation Committee members each receive a fee of $1,000 for each meeting attended. No fees are paid for Stock Option Committee meetings.

The following table sets forth for the fiscal year ended December 31, 2008 certain information concerning the compensation paid to Directors of the Company who are not named executive officers (as such term is defined in Item 402(m)(2) of Regulation S-K):

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-Equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Henry P. Globus	14,000	-	-	-	-	21,816 (1)	35,816
Lawrence F. Maietta	19,250	-	-	-	-	10,500 (2)	29,750
Arthur M. Dresner	23,250	-	-	-	-	-	23,250
Andrew A. Boccone	20,500	-	-	-	-	-	20,500
Christopher W. Nolan, Sr.	18,250	-	-	-	-	-	18,250

(1)
Consulting fee in accordance with a post-retirement agreement under which Henry P. Globus provides consulting services to the Company related to his prior responsibilities as Executive Vice President. Currently, he receives a fee of $1,858/month, which is adjusted annually based on the cost of living index. In addition, he receives medical and dental benefits equivalent to those provided to officers of the Company.

(2)	Consulting fee paid to Bonamassa, Maietta & Cartelli, LLP for reviewing quarterly and annual financial statements and corporate tax returns.

APPOINTMENT OF ACCOUNTANTS

The firm of Eisner LLP, Independent Registered Public Accounting Firm of New York, N.Y., has been selected by the Audit Committee of the Board of Directors to be the independent accountants of the Company for the fiscal year ending December 31, 2009. The selection of such firm is subject to ratification by the stockholders at the Annual Meeting. Management believes that the firm is well qualified and recommends a vote in favor of the ratification.

Representatives of Eisner LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009. PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP, IF NO DIRECTION IS GIVEN IN THE PROXIES.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees that were billed by Eisner LLP, the Company’s principal accountants, to the Company for the review and audit of the Company's financial statements for FY-2008, including its quarterly reports on Form 10-Q and its annual report on Form 10-K, were approximately $64,000 (including out-of-pocket expenses). The aggregate fees billed by Eisner LLP to the Company for the review and audit of the Company's quarterly and annual financial statements for FY-2007 were approximately $89,200 (including out-of-pocket expenses).

Audit-Related Fees

During 2007 Eisner LLP billed the Company $10,000 in fees related to the Company's compliance with section 404 of the Sarbanes-Oxley Act ("SOX Compliance"). No other fees were billed by Eisner LLP in the last two years that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under "Audit Fees" above.

Tax Fees

There were no other fees billed by Eisner LLP during the last two fiscal years for professional services rendered for tax compliance, tax advice, or tax planning.

All Other Fees

In FY-2008 Eisner LLP billed the Company a total of $4,000 for non-audit related matters. In FY-2007 Eisner LLP billed the Company $4,500 for non-audit related matters. No other fees were billed by Eisner LLP during the last two fiscal years that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under “Audit Fees” above.

Pre-approval Policies for Audit Services

Engagement of accounting services by the Company is not made pursuant to any pre-approval policies or procedures. Rather, the Company believes that its accounting firm is independent because all of its engagements by the Company are approved by the Company's Audit Committee prior to any such engagement.

The Audit Committee of the Company's Board of Directors meets periodically to review and approve the scope of the services to be provided to the Company by its independent accountant, as well as to review and discuss any issues that may arise during an engagement. The Audit Committee is responsible for the prior approval of every engagement of the Company's independent auditors to perform audit and permissible non-audit services for the Company (such as quarterly reviews, tax matters, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment.)

Before the auditors are engaged to provide those services, the chief financial officer and the controller will make a recommendation to the Audit Committee regarding each of the services to be performed, including the fees to be charged for such services. At the request of the Audit Committee the independent auditors and/or management shall periodically report to the Audit Committee regarding the extent of services being provided by the independent auditors, and the fees for the services performed to date.

ANNUAL REPORT TO STOCKHOLDERS

The Annual Report to Stockholders for the fiscal year ended December 31, 2008 accompanies this Proxy Statement. The Annual Report contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

Proposals of stockholders for possible consideration at the 2010 Annual Meeting (expected to be held in May 2010) must be received by the Secretary of the Company not later than December 14, 2009 to be considered for inclusion in the proxy statement for that meeting, if appropriate for consideration under applicable securities laws. Stockholders who wish to make a proposal at the 2010 Annual Meeting-other than one that will be included in the Company's proxy materials-must notify the Secretary of the Company no later than February 27, 2010. If a stockholder who wishes to present a proposal fails to notify the Company by February 27, 2010, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the foregoing procedure, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules the proxies solicited by management with respect to the 2010 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors has adopted the following procedure for stockholders to send communications to the Board. Stockholders who wish to send communications to directors should refer to the Company's website at: www.u-g.com and direct those communications to Mr. Arthur M. Dresner, Chairman of the Audit Committee, whose email address is posted there. All communications sent to Mr. Dresner but addressed to other Board members will be forwarded to that Board member by Mr. Dresner.

OTHER BUSINESS

     Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting.

By order of the Board of Directors
Robert S. Rubinger, Secretary

Dated:  April 13, 2009

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, TO EACH STOCKHOLDER WHO REQUESTS THE 10-K IN WRITING ADDRESSED TO: ROBERT S. RUBINGER, CORPORATE SECRETARY, UNITED-GUARDIAN, INC., P. O. BOX 18050, HAUPPAUGE, NEW YORK 11788.